Exhibit 10.1

Form of RSU Award Agreement

THE MIDDLEBY CORPORATION

2011 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the ___ day of _________, 20__ (the “Date of Grant”) is entered into by and between The Middleby Corporation, a Delaware corporation (the “Company”) and _____________ (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

Pursuant to The Middleby Corporation 2011 Long-Term Incentive Plan (the “Plan”), the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Committee”), as the administrators of the Plan, have determined to grant to the Grantee restricted stock units (the “RSUs”) that will settle in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) subject to the vesting, restrictions and other terms and conditions set forth herein, and hereby grants such RSUs.

NOW, THEREFORE, the Parties hereto agree as follows:

1.            Grant of RSUs. The Company hereby grants to the Grantee a target number of RSUs equal to [●] (as adjusted in accordance with Schedule A, the “Grant”), pursuant to the terms and conditions of this Agreement, Schedule A hereto and the Plan, of which [●] RSUs shall be subject to time-based vesting pursuant to Section 2(a) of this Agreement (the “Time-Based RSUs”), of which [●] RSUs at target shall be subject to performance-based vesting related to the Company’s enterprise value growth pursuant to Section 2(b) of this Agreement and Schedule A hereto (the “EVG Performance RSUs”), and of which [●] RSUs at target shall be subject to performance-vesting related to the Company’s adjusted earnings per share growth pursuant to Section 2(c) of this Agreement and Schedule A hereto (the “Adjusted EPS Performance RSUs” and together with the EVG Performance RSUs, the “Performance-Based RSUs”). The Performance-Based RSUs will also be subject to the Company’s relative total shareholder return percentile rank for the Performance Period. Each RSU represents the right to receive one (1) share of Common Stock under the terms and conditions of this Agreement. The Grant hereunder is subject to and conditioned upon the Grantee’s execution and delivery of the Confidentiality, Assignment of Business Ideas and Non-Competition Agreement in the form attached here to as Schedule B (the “Confidentiality Agreement); provided, however, if the Grantee has previously executed a Confidentiality Agreement, the Grantee hereby ratifies and confirms such agreement.

2.            Vesting.

(a)            Time-Based RSUs. The Time-Based RSUs shall become vested as follows: [●]% of the Time-Based RSUs shall vest on ____________, 20__, rounded down to the nearest whole share, [●]% of the Time-Based RSUs shall vest on ____________, 20__, rounded down to the nearest whole share, and the remaining [●]% shall vest on ______________, 20__, subject to the Grantee’s continued employment with the Employer (as defined in the Plan) on each applicable vesting date, except as provided in Section 3(b) or 3(c) of this Agreement.

(b)            EVG Performance RSUs. In accordance with Schedule A hereto, a number of EVG Performance RSUs shall vest on the date the Committee determines the level of achievement of the Company’s enterprise value growth goal for the Performance Period (as defined on Schedule A hereto), as modified based on the Company’s relative total shareholder return percentile rank for the Performance Period (the date of the Committee’s determination for each performance goal, the “vesting date”), subject to the Grantee’s continued employment with the Employer through the applicable vesting date, except as provided in Section 3(b) or 3(c) of this Agreement. Subject to Sections 3(b) and 3(c) of this Agreement, any EVG Performance RSUs that do not become vested as of the applicable vesting date, in accordance with Schedule A, as determined by the Committee, shall be forfeited to the Company without payment of any consideration therefor.

(c)            Adjusted EPS Performance RSUs. In accordance with Schedule A hereto, a number of Adjusted EPS Performance RSUs shall vest on the date the Committee determines the level of achievement of the Company’s cash earnings per share growth for the Performance Period as modified based on the Company’s relative total shareholder return percentile rank for the Performance Period, subject to the Grantee’s continued employment with the Employer through the applicable vesting date, except as provided in Section 3(b) or 3(c) of this Agreement. Subject to Sections 3(b) and 3(c) of this Agreement, any Adjusted EPS Performance RSUs that do not become vested as of the applicable vesting date, in accordance with Schedule A, as determined by the Committee, shall be forfeited to the Company without payment of any consideration therefor.

(d)            Adjustment. The number of RSUs set forth in this Section 2 are subject to adjustment in accordance with the terms of this Agreement and the Plan.

(e)            Notification. The Company shall promptly notify the Grantee of the Committee’s determination of achievement of the performance goals applicable to the Performance-Based RSUs pursuant to Sections 2(b) and 2(c) of this Agreement.

3.            Cessation of Employment; Change of Control.

(a)            Forfeiture. If the Grantee’s employment with the Employer terminates for any reason other than those set forth in Section 3(b) of this Agreement, then (i) all rights of the Grantee with respect to the RSUs that have not vested shall immediately terminate, (ii) any such unvested RSUs and all rights therein shall be forfeited without payment of any consideration, and (iii) neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(b)            Accelerated Vesting upon Certain Terminations of Employment.

(i)            With respect to the Time-Based RSUs, if the Grantee’s employment is terminated prior to any applicable vesting date set forth in Section 2(a), (A) by the Employer for reasons other than Cause (as defined in this Agreement or the Grantee’s employment agreement, if applicable) or (B) if applicable, pursuant to the Grantee’s employment agreement, by the Grantee for good reason (as defined therein), the vesting of such Time-Based RSUs will immediately accelerate as of the date of such termination with respect to a portion of the unvested RSUs subject thereto in an amount equal to (A) the total number of Time-Based RSUs granted pursuant to this Agreement multiplied by a fraction, the numerator of which is the number of days the Grantee was employed from the Date of Grant to the date of such termination, and the denominator of which is the number of days from the Date of Grant to the next vesting date that is scheduled to occur (as set forth in Section 2(a)) following such termination, less (B) the number of Time-Based RSUs granted pursuant to this Agreement that vested prior to the date of such termination, if any. Upon such termination of the Grantee’s employment, any Time-Based RSUs awarded above the amount that becomes vested pursuant to this Section 3(b)(i) will be forfeited to the Company without payment of any consideration therefor.

(ii)            With respect to the Performance-Based RSUs, if the Grantee’s employment is terminated prior to the end of the Performance Period (A) by the Company for reasons other than Cause, or (B) if applicable, pursuant to the Grantee’s employment agreement, by the Grantee for good reason (as defined therein), the Performance-Based RSUs shall immediately accelerate as of the date of such termination with respect to a portion of the unvested Performance-Based RSUs subject thereto in an amount equal to the total number of Performance-Based RSUs granted pursuant to this Agreement that would vest based upon the actual level of performance achieved in accordance with Schedule A hereto measured through the end of the fiscal quarter that precedes the date of such termination, and pro-rated for the number of days during which the Grantee was employed beginning on the commencement date of the Performance Period and ending on such date of termination.  Upon such termination of the Grantee’s employment, any Performance-Based RSUs awarded above the amount that becomes vested pursuant to this Section 3(b)(ii) will be forfeited to the Company without payment of any consideration therefor.

For purposes of this Section 3(b), a termination of employment by the Company for reasons other than Cause shall include a termination due to death or Disability of the Grantee.

(c)            Accelerated Vesting upon Change of Control. In the event of a Change of Control and upon termination without cause or resignation for good reason:

(i)            All of the Time-Based RSUs, to the extent not then-vested, will immediately vest as of the date of such Change of Control.

(ii)            A number of Performance-Based RSUs will immediately vest in an amount equal to the greater of (A) the number of Performance-Based RSUs that would vest assuming achievement of performance goals at the target level of performance as set forth on Schedule A hereto, or (B) the number of Performance-Based RSUs that would otherwise vest based on actual performance measured immediately prior to the Change of Control, as determined by the Committee in accordance with Schedule A hereto. Upon such Change of Control, any Performance-Based RSUs awarded above the amount that becomes vested pursuant to this Section 3(c) will be forfeited to the Company without payment of any consideration therefor.

4.            Voting and Dividend Equivalent Rights. The Grantee shall have no rights of a stockholder (including the right to distributions or dividends) until shares of Common Stock are delivered to the Grantee following vesting of the RSUs in accordance with Section 5 hereof.

5.            Delivery of Stock.

(a)            Any shares of Common Stock in respect of Time-Based RSUs that have vested in accordance with Section 2(a) of this Agreement and any shares of Common Stock in respect of Performance-Based RSUs that have vested in accordance with Schedule A of this Agreement, in each case, shall be delivered to the Grantee by no later than thirty (30) business days following the applicable vesting date. No physical certificates evidencing the shares of Common Stock delivered in settlement of vested RSUs will be delivered to the Grantee. Instead, the shares of Common Stock delivered in settlement of vested RSUs will be evidenced by certificates held by or on behalf of the Company, in book-entry form, or otherwise, as determined by the Company.

(b)            The Grantee further acknowledges and agrees that any shares of Common Stock that are delivered upon settlement of the Time-Based RSUs in accordance with Section 5(a) hereof, shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Grantee until the earlier of (i) the date on which the Committee determines the extent to which the performance goals for the Performance-Based RSUs have been achieved for the Performance Period, or (ii) the occurrence of a Change of Control (in either case, the “Lapse Date”). Subject to Section 5(c) below, following the occurrence of the Lapse Date, such shares of Common Stock shall be freely transferable by the Grantee.

(c)            By accepting the RSUs, the Grantee agrees not to sell shares of Common Stock delivered in settlement of any vested RSUs at a time when applicable laws or the Company’s rules prohibit a sale. This restriction will apply as long as the Grantee is an Eligible Participant (as defined in the Plan).

(d)            Notwithstanding the foregoing, all of the RSUs will be automatically forfeited by the Grantee if the Grantee causes “Harm” (as defined below) to the Company prior to settlement. For purposes of this Agreement, “Harm” includes, any actions that adversely affect the Company’s financial standing, reputation, or products, or any actions involving personal dishonesty, a felony conviction related to the Company, or any material violation of any confidentiality or non-competition agreement with the Company, as determined in Company’s sole discretion.

(e)            The Company shall have the right to refuse to deliver or transfer any shares of Common Stock under this Agreement if the Company acting in its absolute discretion determines that the issuance or transfer of such Common Stock might violate any applicable law or regulation.

6.            Taxes. The Grantee shall pay to the Company promptly upon request, at the time the Grantee recognizes taxable income in respect of the RSUs, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the RSUs. In lieu of collecting payment from the Grantee, the Company may, in its discretion, withhold a number of shares of Common Stock otherwise deliverable upon settlement of vested RSUs with a fair market value equal to the amount of federal, state and local taxes required to be withheld under tax laws applicable for the Grantee’s taxing jurisdiction (but only up to the maximum amount allowed under such applicable taxing jurisdiction). The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.

7.            Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Grant materials by and among, as applicable, the Company and the Employer for the exclusive purpose of implementing, administering and managing participation in the Plan. The Grantee understands that the Company and any Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Grantee understands that Data will be transferred to a third party stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws with a lower level of protection than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s continuous employment and career with the Company or the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant the Grantee restricted stock units or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

8.            Definitions. As used in this Agreement:

(a)            “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(b)            “Cause” shall mean the Grantee’s (i) gross negligence, (ii) willful misconduct, (iii) breach of fiduciary duty involving personal profit, (iv) substance abuse, (v) commission of a felony or (vi) any action that constitute Harm.

(c)            “Change of Control” shall mean the occurrence of any of the following events:

(i)            any Person (as defined below) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of more than 35% of the Company’s then outstanding voting securities (measured on the basis of voting power);

(ii)            individuals who, as of the Effective Date (as defined in the Plan), constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)            there is consummated a merger or consolidation, other than (i) a merger or consolidation immediately following which the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 35% of the combined voting power of the Company’s then outstanding securities; or

(iv)            the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, (x) a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; and (y) to the extent the RSUs subject to the Grant constitute deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to the RSUs only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(d)            “Disability” shall mean the Grantee’s physical or mental condition that renders the Grantee unable to substantially perform for a period of 90 aggregate days (regardless of whether or not continuous) during any 360 day period, Grantee’s regular responsibilities to the Company or the Employer, with or without a reasonable accommodation.

(e)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(f)            “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

9.            Retained Discretion of the Committee. In applying the vesting criteria applicable to the Performance-Based RSUs, the Committee may adjust enterprise value growth and earnings per share growth in its sole discretion.

10.            Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

11.            Notices. Any notices required or permitted hereunder shall be addressed to the Company, at its principal offices, or to the Grantee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

12.            Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Grantee and his personal representatives and beneficiaries.

13.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Grantee and his personal and legal representatives in respect of any questions arising under the Plan or this Agreement.

14.            Recoupment. The RSUs shall be subject to any clawback or recoupment policies of the Company as in effect from time to time, or as otherwise required by law or the NASDAQ Stock Market Rules.

15.            Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from, or, in the alternative, comply with Code Section 409A. Any reference to a termination of employment shall be construed as a “separation from service” for purposes of Code Section 409A. If, at the time of Grantee’s separation from service (within the meaning of Code Section 409A), (i) the Grantee is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date pursuant to Section 5(a) of this Agreement but shall instead pay it, without interest, on the first business day after such six-month period or, if earlier, upon the Grantee’s death. Neither the Grantee nor the Company, individually or in combination, may accelerate any payment or benefit that is subject to Code Section 409A, except in compliance with Code Section 409A and the provisions of this Agreement and Schedule A hereto, and no amount that is subject to Code Section 409A shall be paid prior to the earliest date on which it may be paid without violating Code Section 409A. Each payment of shares of Common Stock upon settlement of the RSUs under this Agreement, and each payment or benefit payable pursuant to the terms of the benefit plans, programs and policies of the Company, shall be considered a separate payment for purposes of Code Section 409A.

16.            No Assignment; Transferability. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be transferable or assignable by the Grantee. No rights granted under the Plan or this Agreement and no RSU granted pursuant to this Agreement shall be transferable by the Grantee other than by will or by the laws of descent and distribution prior to the time the Grantee’s interest in such RSU has become fully vested and the shares of Common Stock subject to such RSU have been delivered to the Grantee. Notwithstanding anything in this Agreement to the contrary, if the Grantee dies after the RSUs vest and before the shares of Common Stock subject thereto has been delivered to the Grantee, then the shares of Common Stock will instead be delivered to the Grantee’s beneficiary.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

THE MIDDLEBY CORPORATION

By

Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

Grantee

Address

[Signature Page to Restricted Stock Unit Award Agreement]

Schedule A

Schedule A

Performance-Based RSUs

This Schedule A shall be incorporated in and form a part of the Restricted Stock Unit Award Agreement to which this Schedule A is attached (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1.            Performance Goals. Subject to and conditioned upon the Grantee’s continued employment with the Employer through the end of the Performance Period, except as provided in Section 3(b) or 3(c) of the Agreement, the Performance-Based RSUs shall become vested based on the Company’s achievement of enterprise value (“EV”) growth and adjusted earnings per share (“Adjusted EPS”) growth, each as set forth in Table 1 below, as modified by the Company’s relative total shareholder return percentile rank during the Performance Period.

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Schedule B

Schedule B

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